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                                                                  EXHIBIT 23.1




          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
Travelers Group Inc.:

We consent to the incorporation by reference in Amendment No. 1 to the registration statement on Form S-3 of Travelers Group Inc. of our reports dated January 17, 1997 which are incorporated by reference or included in the 1996 Annual Report on Form 10-K of Travelers Group Inc. incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG Peat Marwick LLP

New York, New York
May 20, 1997